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                                                                   EXHIBIT 10.77


                     INTELECT NETWORK TECHNOLOGIES COMPANY

                         SALES REPRESENTATIVE AGREEMENT


This Agreement is made as of January 27, 1998, by and between Intelect Network Technologies Company, a Nevada corporation, (hereinafter referred to as "INTELECT") and Amerix Electronics, Inc. (hereinafter referred to as "REPRESENTATIVE").

INTELECT and REPRESENTATIVE agree as follows:

1.       DEFINITIONS

         In this Agreement, unless the context otherwise requires, each of the terms set forth in this clause shall have the meaning indicated:

         1.1     PRODUCTS

                 All products manufactured by INTELECT or products that INTELECT sells via original equipment manufacturer (OEM) arrangements with other manufacturers.

         1.2     TERRITORY

                 Republic of Korea.

2.       GRANT OF TERRITORY RIGHT

         INTELECT hereby grants to REPRESENTATIVE the exclusive right to market and promote sales of Products of INTELECT in the Territory. REPRESENTATIVE hereby accepts the right to market Products and agrees to make all sales in accordance with this Agreement.

         Nothing in this Agreement shall authorize REPRESENTATIVE to sell Products in a territory not listed in the section titled Territory above except as specified in this section, Grant of Territory Right. Any sales activity reported to INTELECT outside REPRESENTATIVE's Territory will be credited to the REPRESENTATIVE of record in the territory. If no REPRESENTATIVE is assigned outside REPRESENTATIVE's Territory, then written approval from INTELECT must be obtained by REPRESENTATIVE to receive credit for the sale.

         Nothing in this Agreement shall authorize REPRESENTATIVE to sell Products to a country for which an export license will not be issued by the United States Government.

3.       TERM OF AGREEMENT
         Except as otherwise herein provided, this Agreement shall begin on the date stated above and shall continue in force for one year from that date. This Agreement shall be automatically renewed for one-year periods unless written notice of termination is given by either party thirty (30) days prior to the termination of the Agreement. Any ongoing project at the time of termination will be completed and not terminated.
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4.       TERMINATION

         In addition to the termination specified in the section titled Term of Agreement, either party may terminate the Agreement by sending written notice to the other party ninety (90) days prior to the proposed date of termination. Any ongoing project at the time of termination will be completed and not terminated.

         Should the REPRESENTATIVE or INTELECT fail to comply with the terms and conditions of this Agreement, either party may terminate this Agreement upon twenty-four (24) hour written notice of its intent to do so.

5.       RESPONSIBILITY OF THE REPRESENTATIVE

         5.1 REPRESENTATIVE agrees to market, sell and otherwise promote INTELECT's Products in the Territory. REPRESENTATIVE agrees that during the period of this Agreement, it will not market, sell or promote products of any other manufacturer that are competitive with INTELECT's. REPRESENTATIVE agrees that during the period of this Agreement, REPRESENTATIVE shall provide appropriate engineering support, engineering and installation services, and other services as required by its customers and as is common in the trade.

         5.2 REPRESENTATIVE will meet with a representative from INTELECT, at least one time in each year that the contract is in effect, to discuss status of sales to-date and future sales forecasts as well as analyze and determine actions, if any, in response to previously agreed-to metrics to ascertain the success of the partnership in meeting objectives.

         5.3 REPRESENTATIVE agrees that during the period of this Agreement, it will not design and/or manufacture equipment competitive with INTELECT's.

         5.4 REPRESENTATIVE agrees to abide strictly by the performance, price and delivery quotations of INTELECT and will not modify those quotations in any way.

6.       RESPONSIBILITY OF INTELECT

         6.1 INTELECT's sales force will provide reasonable support for joint sales calls upon request of REPRESENTATIVE.

         6.2 INTELECT shall provide a timely response to REPRESENTATIVE's requests for quotations and all prices shall be confirmed in writing by INTELECT. INTELECT agrees to follow up on all reported customer problems in a timely manner.

         6.3 In full and final payment of all commissions due to REPRESENTATIVE hereunder, INTELECT is hereby paying in advance to REPRESENTATIVE a 2.65% commission in anticipation of $30,000,000 of sales generated by REPRESENTATIVE and certain affiliated entities (as hereinafter described) on Products sold after January 1, 1998, and such commission is being paid in the form of the issuance to REPRESENTATIVE of 150,000 shares of Common Stock, $.01 par value, of Intelect Communications, Inc. ("ICI"), the parent corporation of INTELECT, provided that the commission rate on the initial $50,000 of sales of such Products by REPRESENTATIVE shall be 3%. The parties agree that the determination of the $30,000,000 of sales of Products on which such commission is based shall be made by taking into account sales of Products by INTELECT to REPRESENTATIVE or its affiliated entities, or sales of Products by a
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                 Joint Venture to be formed by INTELECT and Opicom Company,
                 Ltd. REPRESENTATIVE, for and on behalf of itself, its affiliated entities, its parent company, and its successors and assigns, is hereby accepting such shares of ICI as full and final payment of all compensation or commissions to be paid to REPRESENTATIVE for any sales made by REPRESENTATIVE of the Products after January 1, 1998, and hereby acknowledges that as of the date hereof, REPRESENTATIVE has sold at least $50,000 of Products.

                 Any commissions or other compensation to be paid to REPRESENTATIVE at any time in the future, including without limitation, for sales of Products in excess of the $30,000,000 of anticipated sales as described herein, shall be mutually agreed to by a separate written agreement or an amendment hereto executed by both INTELECT and REPRESENTATIVE.

         6.4 INTELECT will inform REPRESENTATIVE in writing via registered mail of any price changes sixty (60) days prior to the effectivity date of the change.

7.       RESPONSIBILITY OF THE REPRESENTATIVE AND INTELECT

         Each party may have heretofore received or will in the future receive from time to time confidential and proprietary information and data concerning the Products, research and engineering, developmental products and projects, business plans and operations of or belonging to the other party or its associated companies (herein collectively referred to as "Confidential Information"). Each party agrees to treat, and to cause its officers and its employees to treat, all such Confidential Information of the other party as confidential property and neither divulge it to others at any time, nor use it in any purpose other than performing its obligations under this Agreement, except with the prior written authorization of the disclosing party and then only in a manner and to the extent authorized. Each party's obligation hereunder shall continue after the termination or expiration of this Agreement, and at the termination of this Agreement, or any time that the disclosing party so requests, the other party shall deliver to the disclosing party all notes, memoranda, records, drawings or other documents and other information or materials (including all copies and reproductions thereof) pertaining to the Confidential Information.

8.       STATUS OF BOTH PARTIES

         REPRESENTATIVE shall be in the position of an independent contractor to INTELECT with rights and responsibilities for developing sales prospects and closing sales contracts in the Territory. Employees of REPRESENTATIVE shall not be deemed employees of INTELECT. This is not an agency agreement between INTELECT and REPRESENTATIVE. REPRESENTATIVE is not empowered to act for INTELECT in any manner that would commit INTELECT to deliver any Product, to perform any act, or to do any thing.

9.       TRADEMARKS, TRADE NAMES, ETC.

         All INTELECT trademarks, trade names, logos, etc., shall remain the property of INTELECT. However, REPRESENTATIVE shall have the right, limited to its REPRESENTATIVE capacity, to use the trademarks, trade names, logos, etc. of INTELECT during the term of this Agreement.

10.      WARRANTY

         10.1 INTELECT warrants to the end user customer that the Products will be free from defects in material and workmanship for a period of 18 months from the date of shipment of the Product or one (1) year from the date of installation, which ever comes first.
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         10.2    The obligation of INTELECT under this warranty is limited to the repair and/or replacement of any part or parts of the Products found defective, provided that such defect shall have been found within the warranty period of the respective Products and INTELECT shall have been advised of such defect within 30 days of the date when said defect is found.
                 Warranty repair/replacement will be performed F.O.B. INTELECT's factory.

         10.3 IN NO EVENT SHALL REPRESENTATIVE OR END USER CUSTOMER BE ENTITLED TO ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. ALL WARRANTIES EXPRESSED, IMPLIED OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, ARE HEREBY EXCLUDED AND DISCLAIMED.

11.      ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns, provided, however, that the rights or obligations of REPRESENTATIVE hereunder shall not be assigned without the written consent of INTELECT.

12.      AMENDMENTS TO AGREEMENT

         INTELECT reserves the right to amend this Agreement by sending written notice to REPRESENTATIVE as specified in section titled Notice, thirty
         (30) days in advance of effective date of such amendments.

13.      NOTICE

         Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing, by mail or facsimile transmission, and shall be valid and sufficient upon receipt by the other party, addressed as follows:

         If to INTELECT:        Willard F. Barnett
                                Sr. Vice President, Sales and Marketing
                                Intelect Network Technologies Company
                                1100 Executive Drive
                                Richardson, Texas 75081
                                Telephone:         972-367-2100
                                Fax:               972-367-2270

         If to REPRESENTATIVE:          Amerix Electronics, Inc.
                                        431 E. Grant Avenue
                                        El Segundo, California  90245
                                        Attention:  Tehan Oh
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14.      Legal Interpretation

       This Agreement will be governed by the laws of the State of Texas.


INTELECT:                                             REPRESENTATIVE:

Intelect Network Technologies Company                 Amerix Electronics, Inc.

By:  /s/ Willard F. Barnett                           By:  /s/ Tehan Oh
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   Willard F. Barnett                                    Tehan Oh
   Senior Vice President, Sales and Marketing            President


Date:                                                 Date:
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